REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into this 28th day of May, 2004 by and among (i) Tegal Corporation, a Delaware corporation ("Tegal"), (ii) First Derivative Systems, Inc., a California corporation ("FDSI"), and (iii) Andy Clarke, in his capacity as the representative (the "Shareholders' Representative") of all of the shareholders and creditors of FDSI who will receive shares of common stock of Tegal upon execution of FDSI's Plan of Dissolution.

                                 R E C I T A L S

      A. On April 28, 2004 Tegal and FDSI entered into an Asset Acquisition Agreement (the "Asset Acquisition Agreement") pursuant to which Tegal has agreed to purchase substantially all of the assets, and certain liabilities, of FDSI in exchange of One Million Four Hundred Ten Thousand Six Hundred and Forty-two (1,410,632) shares (the "Tegal Shares") of Common Stock (as defined in Section 1 below).

      B. In accordance with Section 9 of the Asset Acquisition Agreement, Tegal has agreed to grant certain registration rights to holders of the Tegal Shares and other Registrable Securities (as defined in Section 1 below).

      C. Tegal and FDSI enter into this Agreement to memorialize such registration rights.

      D. Shareholders' Representative joins this Agreement as a party in accordance with Section 14 of the Shareholder Representation Agreement by and between Tegal and each of the shareholders and creditors of FDSI (all of whom are listed on Exhibit A to this Agreement) as FDSI intends to dissolve and distribute the Tegal Shares to certain of its shareholders and creditors soon after the closing of the transactions contemplated in the Asset Acquisition Agreement.

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement. Defined terms used, but not defined, herein shall have the meanings ascribed to them as set forth in the Asset Acquisition Agreement.

      1.1 "Common Stock" means the common stock, par value $0.01 per share, of Tegal.

      1.2 "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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

      1.3 "Person" means any person or entity, whether an individual, whether in their capacity as a trustee, executor, administrator or other legal representative, sole proprietorship, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, syndicate, business association, firm, joint venture, governmental agency or authority or any similar entity.

      1.4 "Public Offering" means any offering by Tegal of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect.

      1.5 "Registrable Shares" means at any time (i) the Tegal Shares; (ii) any shares of Common Stock then outstanding which were issued directly or indirectly as a dividend or other distribution with respect to or in replacement of the Tegal Shares; and (iii) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of the Tegal Shares or the shares referred to in (ii); provided, however, that Registrable Shares shall not include any shares which have been registered pursuant to the Securities Act or which have been sold pursuant to Rule 144 of the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the right to acquire such Registrable Shares, whether or not such acquisition actually has been effected.

      1.6 "SEC" means the Securities and Exchange Commission.

      1.7 "Securities Act" means the Securities Act of 1933, as amended.

      2. Registration Rights.

      2.1 Registration. Within ninety (90) days of the Closing, Tegal will file a single Form S-3 with the SEC to register the resale of the Registrable Shares by the holders thereof.

      2.2 Payment of Expenses for the Registration. Registration Expenses (as defined in Section 5 below) shall be paid by Tegal.

      2.3 Restrictions. Tegal may postpone for up to forty-five (45) days the filing or the effectiveness of a registration statement for the Demand Registration if the Board of Directors of Tegal reasonably and in good faith determines that such filing would be materially detrimental to Tegal or require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on Tegal or any plan or proposal by Tegal or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction.

      2.4 No Underwritten Offering. The holders of the Registrable Shares hereby agree that they shall not sell the Registrable Shares in an underwritten offering.


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

      3. Registration Procedures. Tegal will use its reasonable best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of disposition thereof and, pursuant thereto, Tegal will as expeditiously as possible:

      a. prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, Tegal will furnish upon request copies of all such documents proposed to be filed to the counsel or counsels for the sellers of the Registrable Shares covered by such registration statement);

      b. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one (1) year or such shorter period until such Registrable Shares are no longer Registrable Shares and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

      c. furnish to each seller of Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

      d. use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that Tegal will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

      e. notify each seller of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Tegal will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;


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

      f. cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by Tegal are then listed or if no such securities are then listed, such securities exchange as the holders of a majority of the Registrable Shares included in such registration may reasonably request;

      g. make available for inspection by any seller of Registrable Shares and any attorney, accountant or other agent retained by any such seller, all financial and other records, pertinent corporate documents and properties of Tegal, and cause Tegal's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such registration statement; and

      h. advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

      4. Registration Expenses. All expenses incident to Tegal's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Tegal and all independent certified public accountants and other Persons retained by Tegal (all such expenses being herein called "Registration Expenses"), will be borne by Tegal, provided that Tegal shall not be required to pay sales commissions, discounts or transfer taxes. In addition, Tegal will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by Tegal and the expenses and fees for listing the securities to be registered on each securities exchange.

      5. Indemnification.

      5.1 By Tegal. Tegal agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares, its officers, employees and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys' fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Tegal by such holder expressly for use therein or by such holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after Tegal has furnished such holder with a sufficient number of copies of the same. The payments required by this Section 5.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.


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

      5.2 By Each Holder. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to Tegal in writing such information as Tegal reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Tegal, its directors, employees and officers and each Person who controls Tegal (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Shares and the liability of each such holder of Registrable Shares will be in proportion to and limited in all events to the net amount received by such holder from the sale of Registrable Shares pursuant to such registration statement.

      5.3 Procedure. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (b) unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. If such defense is assumed, the indemnifying Person will not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Person with respect to such claim, unless in the reasonable judgment of any indemnified Person a conflict of interest may exist between such indemnified Person and any other of such indemnified parties with respect to such claim.

      5.4 Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and will survive the transfer of securities. Tegal also agrees to make such provisions as are reasonably requested by any indemnified Person for contribution to such Person in the event Tegal's indemnification is unavailable for any reason.

      6. Compliance with Rule 144 and Rule 144A. So long as Tegal files reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder of Registrable Shares who proposes to sell securities in compliance with Rule 144 of the Securities Act, Tegal will (a) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Securities Act as set forth in Rule 144, as such rule may be amended from time to time and
(b) make available to the public and such holders such information as will enable the holders of Registrable Shares to make sales pursuant to Rule 144. At any time that Tegal is not subject to Section 13 or 15(d) of the Exchange Act, Tegal will provide to the holder of Registrable Shares and to any prospective purchaser of Registrable Shares under Rule 144A of the Securities Act, the information described in Rule 144A(d)(4) of the Securities Act.


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

      7. Miscellaneous.

      7.1 No Inconsistent Agreements. Tegal will not hereafter enter into any agreement with respect to its securities which is inconsistent with or which otherwise materially limits, restricts or interferes with the rights granted to the holders of Registrable Shares in this Agreement.

      7.2 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of Tegal, FDSI and the Shareholders' Representative (unless FDSI has distributed the Tegal Shares to its creditors and shareholders, in which case FDSI need not approve the amendment or waiver); provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the holders of all the Registrable Shares adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Shares but does not so adversely affect all of the Registrable Shares. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Shares and Tegal.

      7.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of FDSI, the shareholders of FDSI or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holders of such Registrable Shares.

      7.4 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

      7.5 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to Tegal, and shall be deemed to have been given upon delivery, if delivered personally, three (3) days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service.


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

 If to FDSI:                                With a copy to:
    Andy Clarke                                Richard I. Wideman, Esq.
    Chairman & CEO                             1216 State Street, #602
    First Derivative Systems, Inc.             Santa Barbara, CA  93101
    700-C Becknell Road                        Fax:  805-884-9531
    Goleta, CA  93117                          email:  riw@firstdsystems.com
    Fax:  (805) 692-2382
    email:  andy@firstdsystems.com

If to Stockholders' Representative:
    Andy Clarke
    Chairman & CEO
    First Derivative Systems, Inc.
    700-C Becknell Road
    Goleta, CA  93117
    Fax:  (805) 692-2382
    email:  andy@firstdsystems.com


If to Tegal:                                With a copy to:
    Thomas R. Mika                             Scott Willoughby
    Chief Financial Officer                    Latham & Watkins LLP
    Tegal Corporation                          505 Montgomery Street, Suite 1900
    2201 South McDowell Blvd.                  San Francisco, CA  94111-2562
    Petaluma, CA  94954-6903                   Fax:  (415) 395-8095
    Fax:  (707) 763-0436                       email:  scott.willoughby@lw.com
    email:  tmika@tegal.com

If to holders of the Registrable Shares other than FDSI or the shareholders of FDSI, to the addresses set forth on the stock record books of Tegal.

      7.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.


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

      7.7 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of California; provided, however, that matters of Delaware corporate law shall be governed by the Delaware General Corporation Law.

      7.8 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal and state courts located in Petaluma, California in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement in any court other than a federal or state court located in Petaluma, California.

      7.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

      7.10 Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

      7.11 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (a) consents, waivers, amendments and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      7.12 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.


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

      7.13 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      7.14 Final Agreement. This Agreement, together with the Asset Acquisition Agreement and all other agreements entered into by the parties hereto pursuant to the Asset Acquisition Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

      7.15 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any Person.


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


      The parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

                                        TEGAL CORPORATION

                                        By: /s/ Michael L. Parodi
                                            ------------------------------------
                                                Michael L. Parodi
                                                Chairman, President & CEO

                                        FIRST DERIVATIVE SYSTEMS, INC.

                                        By: /s/ Andy Clarke
                                            ------------------------------------
                                                Andy Clarke
                                                Chairman & CEO

                                        SHAREHOLDERS' REPRESENTATIVE

                                        By: /s/ Andy Clarke
                                            ------------------------------------
                                                Andy Clarke

                              SIGNATURE PAGE TO THE
                          REGISTRATION RIGHTS AGREEMENT


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

                                   SCHEDULE A

                       SHAREHOLDERS AND CREDITORS OF FDSI

FDSI Shareholder Trust
Steve Bernhardt
Tony Bernhardt
Bigelow Asset Management
Tim Bigelow
David Boydston
Chris Brown
Tan Bui
Don Burkman
James Cameron
CDE ResMap
Alain Chardon
Andy Clarke
Benjamin Clarke
Carole Clarke
Jean-Francois Daviet
Ray Degner
James Diller
Harald Durr
Jeff Farni
Paul Franzon
Rob Furst
Elie Galimidi
Garage Securities, Inc.
Bob Gehlen
Jerry Giles Living Trust
Birger Gneuss
Joachim Gneuss
Oliver Gneuss
Adam Haron
Jack Harris
Karl Heiman
Tom Jacobs
Robert Johnson
Sam Kano
Gaal Karp
Tony Kazmakites
Brian Kelly
Shin Kimura
Michael Lachaise
Mitch Lashman
ICOM Technology International Pte Ltd (MAC LOH)
Noel MacDonald
Kurt Myataki
Jeff Myers

John Newman
Nida & Maloney LLP
Joe Nida
Craig Olroyd
Richard Ortale
Rod Palmborg
Tom Parks
Lou Perrone
Dan Petersen
Paul Poenisch
Richard Powers
Simon Rack
Oliver Radl
Robert Rumsey
Isabel Salinas
Markus Seitz
Mike Sohn
Tim Stultz
Bob Sutton
Timberline Opportunity Partners, L.P.
Drew Traver
Trust Automation
Allen Vexler
Tom Voehl
Richard Vogt
Gordon Whitlock
Richard Wideman
Lorance Wilson
Edward Yoon
Larry Yoshida
Shoji Yoshii
Zohar Ziv